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                                                                    EXHIBIT 23.2






                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-1 (File No. 333-12517) of our report dated February 23, 1996, except as to certain information in Notes 13 and 15 for which the dates are March 1, 1996 and August 30, 1996, respectively, and our report dated September 16, 1996 on our audits of the consolidated financial statements of Sykes Enterprises, Incorporated, and the supplemental consolidated financial statements of Sykes Enterprises, Incorporated, respectively. Additionally, we consent to the inclusion of our report dated August 2, 1996 on our audits of the consolidated financial statements of DiagSoft, Inc. We also consent to the reference to our firm under the captions "Experts," "Selected Consolidated Financial Data," and "Additional Consolidated Financial Information."




                                /s/ Coopers & Lybrand L.L.P.




Tampa, Florida
October 8, 1996